UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2007
_________________________

Auriga Laboratories, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	000-26013	84-1334687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10635 Santa Monica Blvd. #120, Los Angeles, CA 90025
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (310) 461-3600

N/A
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 28, 2007, Auriga Laboratories, Inc., a Delaware corporation (the “Company”) entered into a License Agreement (“License Agreement ”) with Outlook Pharmaceuticals, Inc., an Ohio Corporation (“Outlook”). Under the terms of the License Agreement, Outlook granted the Company the exclusive right in the United States to make, distribute, commercialize, market and sell a new product indicated for the treatment of ADHD (the “Product”). The Company anticipates Product launch in the 2nd Quarter of 2008.

In consideration for the exclusive license, the Company agreed to make payments to Outlook upon reaching or satisfying certain milestones, in accordance with the License Agreement.

Section 8 - Other Events

Item 8.01 - Other Events.

A copy of the press release announcing the entry by the Company into the License Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.
Not applicable

(b)	Pro Forma Financial Information.
Not applicable

(c)	Shell Company Transactions.
Not Applicable

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated December 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Auriga Laboratories, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2007	AURIGA LABORATORIES, INC.

By: /s/ Frank Greico
Frank Greico
Chief Financial Officer